                                                                   EXHIBIT 8(xi)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT



         The parties named below hereby amend their Fund Participation Agreement dated as of November 23, 1998 (the "Agreement"), by: 1. Replacing Schedules A, B and C of the Agreement with Amended Schedule A-C, attached; 2. Replacing Schedule D of the Agreement with Amended Schedule D, attached; and 3. Replacing Schedule E of the Agreement with Amended Schedule E, attached.

1. Replacing Schedules A, B and C of the Agreement with Amended Schedule A-C, attached;

2. Replacing Schedule D of the Agreement with Amended Schedule D, attached; and

3. Replacing Schedule E of the Agreement with Amended Schedule E, attached.


         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Fund Participation Agreement, to be effective as of September 1, 1999.



The Company:                         The Trust:
American General Annuity Insurance   Templeton Variable Products Series Fund
Company By its authorized officer    By its authorized officer

By:                                  By:
   -------------------------------      ----------------------------------------
Name:                                Name: Karen L. Skidmore
Title:                               Title: Assistant Vice President, Assistant
                                              Secretary

                                     The Underwriter:
                                     Franklin Templeton Distributors, Inc.
                                     By its authorized officer

                                     By:
                                     Name: Deborah R. Gatzek
                                     Title: Senior Vice President, Assistant
                                     Secretary




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                                  SCHEDULE A-C

                           VARIABLE ANNUITY CONTRACTS
              ISSUED BY AMERICAN GENERAL ANNUITY INSURANCE COMPANY



      -------------------------- -------------------------------- ------------------------------- --------------------------------
                                           CONTRACT 1                       CONTRACT 2                      CONTRACT 3
      -------------------------- -------------------------------- ------------------------------- --------------------------------
      CONTRACT/PRODUCT NAME      ElitePlus Bonus Variable         The One Multi-Manager Annuity
                                 Annuity
      -------------------------- -------------------------------- ------------------------------- --------------------------------
      REGISTERED (Y/N)           Yes                              Yes
      -------------------------- -------------------------------- ------------------------------- --------------------------------
      SEC REGISTRATION NUMBER    033-86464                        333-70801
      -------------------------- -------------------------------- ------------------------------- --------------------------------
      REPRESENTATIVE FORM        VA61-94                          VA124-99R
      NUMBERS                    VA61-T5-94
                                 VA63-94
                                 VA63-T5-94
                                 VA64-T5-94
      -------------------------- -------------------------------- ------------------------------- --------------------------------
      SEPARATE ACCOUNT NAME      A.G. Separate Account A          A.G. Separate Account A
      -------------------------- -------------------------------- ------------------------------- --------------------------------
      SEC REGISTRATION NUMBER    811-08862                        811-08862
      -------------------------- -------------------------------- ------------------------------- --------------------------------
      TEMPLETON VARIABLE         Templeton Developing Markets     Franklin Small Cap
      PRODUCTS SERIES FUND       Fund - Class 2 (Templeton        Investments Fund - Class 2
      PORTFOLIOS AND CLASSES     Asset Management Ltd.)           (Franklin Advisers, Inc.)
      (ADVISER)
                                 Templeton International Fund -   Templeton Developing Markets
                                 Class 2 (Templeton Investment    Fund - Class 2 (Templeton
                                 Counsel, Inc.)                   Asset Management Ltd.)
      -------------------------- -------------------------------- ------------------------------- --------------------------------




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                                   SCHEDULE D

                 OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

A.G. Series Trust
-----------------
Credit Suisse Growth and Income Portfolio
Credit Suisse International Equity Portfolio
EliteValue Portfolio
State Street Global Advisors Growth Equity Portfolio
State Street Global Advisors Money Market Portfolio
American General U.S. Government Securities Portfolio
Van Kampen Emerging Growth Portfolio

AIM Variable Insurance Funds, Inc.
----------------------------------
AIM V.I. Diversified Income Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. International Equity Fund
AIM V.I. Value Fund

Oppenheimer Variable Account Funds
----------------------------------
Oppenheimer High Income Fund/VA
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Small Cap Growth Fund/VA
Oppenheimer Main Street Growth & Income Fund/VA

One Group Investment Trust
--------------------------
One Group Investment Trust Balanced Portfolio
One Group Investment Trust Bond Portfolio
One Group Investment Diversified Equity Portfolio
One Group Investment Diversified Mid Cap Portfolio
One Group Investment Equity Index Portfolio
One Group Investment Trust Government Bond Portfolio
One Group Investment Trust Large Cap Growth Portfolio
One Group Investment Trust Mid Cap Growth Portfolio
One Group Investment Trust Mid Cap Value Portfolio

Van Kampen Life Investment Trust
--------------------------------
Van Kampen Enterprise Portfolio
Van Kampen Emerging Growth Portfolio

American General Series Portfolio Company
-----------------------------------------
American General Series Portfolio Company Money Market Fund


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




                                   SCHEDULE E

                                RULE 12B-1 PLANS

                              COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

Portfolio Name                                       Maximum Annual Payment Rate
FRANKLIN SMALL CAP INVESTMENTS FUND                  0.25%
TEMPLETON DEVELOPING MARKETS FUND                    0.25%
TEMPLETON INTERNATIONAL FUND                         0.25%

                              Agreement Provisions

         If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 Plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

         To the extent the Company or its affiliates, agents or designees (collectively "you") you provide administrative and other services which assist in the promotion and distribution of Eligible Shares or Variable Contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Administrative and other services" may include, but are not limited to, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, maintaining customer accounts and records, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).


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

         You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

         The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule E relating to the Plans will also terminate.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Fund.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule E, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the contracts.

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